Exhibit 23.4

Dear Sirs/Madam,

Re: OU S Concept Limited(the “Company”)

We have acted as counsel to OU S Concept Limited (the “Company”), a company incorporated in the Cayman Islands, in connection with the Registration Statement on Form F-1, as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

We consent to the use of this consent and the references to our firm as the Company’s PRC counsel in the Registration Statement and the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

GUANGDONG SHENBAO(FUTIAN) LAW FIRM

/s/ ZHANG CHENGYU
Name:	张城毓ZHANG CHENGYU
Title:	Partner
Date:	17 August 2026

0755-23613346
518000
Unit 3012, Great China International Exchange Square, Futian District, Shenzhen.